Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of McCormick & Company Incorporated of our report dated July 7, 2017 relating to the financial statements of Reckitt Benckiser Group Plc’s Food Business, which appears in McCormick & Company Incorporated’s Current Report on Form 8-K dated August 7, 2017. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

London, United Kingdom

September 27, 2017